UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

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SALIX PHARMACEUTICALS, LTD.

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The 2009 Annual Meeting of Stockholders of Salix Pharmaceuticals, Ltd. (the “Company”) will be held on Thursday, June 18, 2009 at 9:00 a.m., Eastern Time, at the Company’s headquarters located at 1700 Perimeter Park Drive, Morrisville, North Carolina. At the Annual Meeting, among other items, stockholders will be asked to approve amendment of the Company’s 2005 Stock Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 3,900,000 to 5,900,000.

On June 10, 2009, the Board of Directors of the Company approved an amendment to the Plan that will, with respect to future grants under the Plan, revise the definition of the term “Change in Control” in Section 2(d) of the Plan to provide that a Change in Control shall occur upon the consummation of a merger or similar transaction. The prior definition provided that a Change in Control shall occur upon equity holder approval of such a transaction.

Additionally, the Board of Directors amended Section 14(c) of the Plan to provide that the accelerated vesting of awards upon a Change in Control in which awards are assumed by the acquiror will only be triggered if, within three years following the Change in Control, a participant’s employment with the Company or any Subsidiary thereof is terminated without “cause” or the participant resigns for “good reason” (to be defined in the awards).

A copy of the Plan, as amended, is Exhibit 10.50.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission effective June 11, 2009.